Exhibit  No.  10.1

                     SOFTWARE LICENSE AGREEMENT

THIS SOFTWARE LICENSE AGREEMENT (the "Agreement") entered into as of the 29th day of September, 2005, by and between PRIMECARE SYSTEMS, INC., ("Licensor"), a Delaware corporation with an office at 56 Harrison Street, New Rochelle, NY 10801, U.S.A. and TELEMEDICA SRL ("Licensee"), a corporation organized under the laws of Argentina, with an office at Santa Fe 2534 Segundo A, (1425) Buenos Aires, Argentina, determines the rights and licenses granted to the Licensee in the Licensed Software (hereinafter defined) to be provided by the Licensor hereunder.

        1. Definitions. As used in this Agreement, the following definitions shall apply:

         (a) "Licensed Product" shall mean, collectively, the Licensed Software and Licensed Documentation (as each are hereinafter defined), of the PrimeCare(TM) Patient Management
System, Version Nine (the "PrimeCare V9 System"). A fully operational PrimeCare V9 System is comprised of two major constituents, the V9 Client Software, and the V9 Data Center tier. During operational use, the V9 Client Software connects with and exchanges data with the V9 Data Center using the world-wide Internet as a communications medium.

                (b) "Licensed Software" or "Software" shall mean the operating programs for the V9 Client Software, whether in object code form, or not, including all updates, modifications, enhancements, improvements and revisions thereof, supplied by the Licensor during the Term hereof (hereinafter defined), and all permitted copies, if any, of the foregoing, for operation on Licensee's Hardware (hereinafter defined). The Software and all Updates are, and shall remain, the sole property of Licensor.

                (c) "Licensed Documentation" shall mean all documentation supplied by the Licensor hereunder, other than the Licensed Software, related to such Software.

                (d) "Use" shall mean the reading into, and out of, memory of the Licensed Software and the execution thereof, in whole or in part, on Licensee's computer hardware (the "Hardware") located at the Installation Locations (hereinafter defined) for the internal uses of the Licensee only.

                (e) "Demonstration Mode" shall mean Use of the Licensed Software to access only test and demonstration data, as restricted by the Software prior to Software Registration
(hereinafter defined).

                (f) "Software Registration" shall mean establishment of a unique identifier for the entity desiring to Use the Licensed Software in an operational setting, so that access to other than test and demonstration data is permitted. The Software Registration process is controlled and managed solely by Licensor.

                (g) "Registered Use" shall mean Use by any Licensee of the Licensed Software in other than Demonstration Mode. Any Licensee desiring Registered Use of the Licensed Software must have properly executed an End User Software License Agreement prior to such Use.

                (h) "Installation Locations" shall mean each and every facility of the Licensee in which the Licensed Software is to be installed or Used.

                (i) "Sub-Licensee" shall mean Licensee's
Sub-licensees located solely in Argentina, Brazil, Chile, Paraguay and Uruguay.

                (j) "User" shall mean any person or entity responsible for activating and operating the Licensed Software at any Installation Location.

                (k) "Updates" shall mean any and changes, additions and/or modifications to the medical content of the Software, which includes the patient questionnaires, physician reference materials, patient education materials, prescriptions and medications list and prescriptions and medications interaction data, as well as enhancements, improvements, and changes to the Software itself.

        2. License. Subject to the continued timely payment by Licensee to Licensor of the license fees hereinafter set forth on Schedule A hereto (the "Fees"), Licensor hereby grants to Licensee, and Licensee hereby accepts, during the Term hereof, a personal, exclusive and non-transferable license to market and sub-license PrimeCare V9 for use at Installation Locations situate solely within the countries of Argentina, Brazil, Chile, Paraguay and Uruguay (the "License"), all of whom are members of the free trade association , known as Mercosur. Notwithstanding the foregoing, in the event that the gross revenues derived by Licensee from sub licensing PrimeCare V9, are less than two million five hundred thousand U.S. dollars (US$2,500,000) for the third year of the Term of this Agreement, or any year thereafter, then, in that event, this Agreement will become non-exclusive for the balance of the Term. Each Sub-licensee who desires to Use PrimeCare V9 under this Agreement shall be required to comply with the terms and conditions of this Agreement, and enter into, and comply with, the terms and conditions of the Software Sub-License Agreement, in form and substance as set forth in Schedule B, annexed hereto and made part hereof, and which Software Sub-license Agreement has been approved by Licensor. The Fees required from each Sub-licensee will be negotiated by Licensee on behalf of Licensor subject to approval by Licensor.

        3. License fees and taxes.

                (a)  The Fees for the  license granted pursuant to
Section 2 hereof, and for the support services provided for under
Section 4 hereof, shall be the Fees set forth on Schedule A, annexed hereto and made part hereof.

         (b) The Fees shall be due from the Licensee and payable to the Licensor in twelve (12) equal monthly payments on, or before, the tenth day of each month. Licensee shall pay a late payment charge of 1.5 percent per month, or the maximum rate permitted by applicable law, whichever is less, on the aggregate unpaid amount due for each calendar month or fraction thereof that any payment to Licensor is in arrears.

         (c) In addition to all Fees, Licensee shall pay all taxes based on, or in any way measured by, this Agreement, use of the PrimeCare V9 or any portion thereof, or any services related thereto, excluding taxes based on Licensor's net income, but including personal and/or intangible property taxes, if any. If Licensee desires to challenge the applicability of any such tax, it shall first pay such tax to Licensor and then Licensee, at its own cost and expense, thereafter may challenge such tax before the applicable governmental agency and seek refund thereof.

        4. Support of licensed software. During the Term of this License, Licensor shall provide to Licensee, without additional charge, all Updates to the Licensed Software, so as to provide Licensee with the most current medical content contained in a marketed version of the Software, together with technical information and assistance regarding all phases of the Updates to the Software. Each User, however, shall be solely responsible for ensuring that the most recent version of the Software, required to Use PrimeCare V9, is installed at User's Installation Location.

        5. Term of agreement and licenses. This Agreement shall commence on the day and date first above written and shall continue in being for ten (10) years from that date (the "Initial Term"), unless otherwise terminated or canceled as hereinafter provided. This Agreement shall be automatically extended for successive periods of twelve (12) months following the Initial Term (each a "Renewal Term"), unless at least thirty (30) days, but not more than sixty (60) days, prior to the end of the Initial Term and each Renewal Term either party shall notify the other in writing, of its termination of this Agreement.

        6. Protection of trade secrets.
         (a) Licensee acknowledges and agrees that the PrimeCare V9 is Licensor's exclusive property and constitutes a valuable trade secret of Licensor. Licensee shall use the PrimeCare V9 only for the purposes expressly permitted hereby, and Licensee shall make no attempt, nor shall it permit any other person to attempt, directly or indirectly, to "reverse engineer" the same.

         (b) Upon any termination, cancellation or expiration of this Agreement, or the License granted hereunder, Licensee and its Sub-licensees shall immediately return to Licensor the original, and any and all copies, of PrimeCare V9, with all Updates, together with any and all other materials, data or products relating to the PrimeCare V9 in the possession or control of Licensee or its Sub-licensees.

         (c) Licensee acknowledges that, as a result of its relationship with Licensor arising from this Agreement, certain confidential information and property of Licensor may come into Licensee's possession, and Licensee agrees not to disseminate Licensor's proprietary information to any other person.

         7. Confidentiality; Competition.

         (a) For the purposes hereof, the term, confidential information, is used herein in its legal sense and includes (without limitation) trade secrets, as well as any information in the possession of the Licensor, whether created by Licensor or Licensee which is kept or intended to be kept as a secret from others, whether or not the secret or confidential information provides a measurable commercial benefit to Licensor, such as Licensor's development work, its Software and computer programs (including but not limited to the Software and computer programs referred to in this Agreement as the PrimeCare V9 which includes, but is not limited to the following: program source code, object code, and underlying algorithms; system medical data organization, storage mechanisms and techniques; data coding and encryption methodologies; system usage access algorithms, procedures, and techniques; and
system enhancement plans, schedules, and forecasts), specifics concerning the design of its equipment or software and computer programs, whether used internally or not, procedures used to render programs, equipment or services fit for sale, Licensor's underlying costs and Licensor's underlying sources of supply, and information which concerns the business of Licensor and the manner in which the Licensor conducts its business, its future plans, work in progress, customers, customer lists, and any other information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, and selling which is used by the Licensor in the conduct of its business and which is not generally known to others, collectively constitute "Licensor's Confidential Information". Licensee acknowledges that Licensee shall have access to, and knowledge of, Licensor's Confidential Information, and that improper use or revelation of the same by Licensee or its Sub-licensees during the Term or thereafter, would cause serious injury to Licensor's business. Accordingly, Licensee covenants and agrees that (except to the extent reasonably necessary to enable Licensee to perform services hereunder, and except as otherwise permitted or contemplated by this Agreement), Licensee shall forever keep secret and confidential all Licensor's
Confidential Information which shall come into Licensee's
possession, and Licensee shall not use the same for Licensee's own private benefit, or directly or indirectly for the benefit of
others, and      Licensee shall not disclose such Licensor's
Confidential Information to any other person. Notwithstanding the foregoing, Licensor's Confidential Information shall not include any information which is in the public domain at the time such information is disclosed to Licensee, or which later falls into the public domain through no fault of Licensee or its Sub-licensees, or which is at any time lawfully received by Licensee from a third party.

         (b) If it shall be finally determined by any court of competent jurisdiction ruling on this Agreement, or any dispute which may arise out of, or in connection with, this Agreement, that the scope or duration of any limitation contained in this Section 7 is too extensive to be legally enforceable, then the parties hereby agree that the scope or duration of such limitation shall be deemed to be the maximum scope or duration (not greater than that provided for herein) which shall be legally enforceable, and Licensee hereby consents to the enforcement of such limitation as so modified.

         (c) Each of the parties acknowledges that any violation by Licensee or any of its Sub-licensees of the provisions of this
Section 7 would cause serious and irreparable damages to Licensor. Each of the parties further acknowledges that it might not be possible to measure such damages in money. Accordingly, each of the parties further acknowledges that, in the event of a breach or threatened breach by Licensee of the provisions of this Section 7, Licensor, in addition to any other rights or remedies, including money damages, may seek an injunction or restraining order, restraining Licensee from doing or continuing to do or perform any acts constituting such breach or threatened breach.

        8. Reproduction and modification of software.  Neither
Licensee, nor any of its Sub-licensees, may reproduce and/or modify the Licensed Product, or any portion thereof.

        9. SOFTWARE LIMITATIONS. THE LICENSEE HEREBY ACKNOWLEDGES
AND AGREES THAT:

         (A)  PRIMECARE V9 IS SOLELY A PHYSICIAN'S PRODUCTIVITY
ENHANCEMENT PRODUCT.

         (B) USE OF PRIMECARE V9 IS NOT INTENDED TO, AND WILL NEVER, REPLACE THE PHYSICIAN'S PROFESSIONAL MEDICAL JUDGMENT AND/OR
KNOWLEDGE, AND NEITHER LICENSEE, NOR ANY OF ITS SUB-LICENSEES, SHALL MAKE ANY STATEMENT OR REPRESENTATION TO THE CONTRARY.

                (C) THE DIAGNOSTIC CONSIDERATIONS, SUGGESTIONS FOR TESTS AND LISTS OF TREATMENTS, AS WELL AS PATIENT EDUCATION MATERIAL AND PHYSICIAN REFERENCE MATERIAL, CONTAINED IN THIS PRIMECARE V9 ARE NOT COMPLETE, MAY NOT BE CURRENT AND WILL NOT BE USED AS A SUBSTITUTE FOR THE JUDGMENT OF THE PHYSICIAN, AND NEITHER LICENSEE, NOR ANY OF ITS SUB-LICENSEES, SHALL MAKE ANY STATEMENT OR REPRESENTATION TO THE CONTRARY. .

                (D) THE LICENSEE ASSUMES TOTAL AND SOLE
RESPONSIBILITY FOR VERIFYING ALL INFORMATION CONTAINED IN PRIMECARE V9 BEFORE APPLYING IT IN A CLINICAL SETTING.

        10. NEGATION OF WARRANTY. PRIMECARE V9 IS PROVIDED ON AN "AS IS" BASIS, AND THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO THE ACCURACY, COMPLETENESS OR CURRENCY OF ANY INFORMATION CONTAINED IN PRIMECARE V9. LICENSEE SHALL BE SOLELY, TOTALLY AND EXCLUSIVELY RESPONSIBLE FOR THE SELECTION, INSTALLATION, USE, EFFICIENCY AND SUITABILITY OF PRIMECARE V9, AND LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS SHALL HAVE NO LIABILITY THEREFOR.

        11. NEGATION OF PROPRIETARY RIGHTS INDEMNITY. LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS SHALL HAVE NO LIABILITY TO LICENSEE, OR ANY OF ITS SUB-LICENSEES, FOR THE CLAIMED INFRINGEMENT OF PROPRIETARY RIGHTS BY PRIMECARE V9 OR ANY PORTION THEREOF.

        12. Termination/cancellation.

                (a) Licensor may terminate this Agreement, and the License granted to Licensee hereunder if:

                        (i) Licensee fails timely to pay Licensor
                any Fee or other required payment when due and payable;

                        (ii) Except as to a failure under Section
                12(a)(I) above, Licensee, or any of its
                Sub-licensees, is in default of any other provision hereof, and such default is not cured within ten
                (10) days after Licensor shall give Licensee written notice thereof: or

                        (iii) Licensee becomes insolvent or seeks
                protection, voluntarily or involuntarily, under any bankruptcy or insolvency law.

                (b) In the event of any termination of the Agreement, or the License granted hereunder:

                        (i) Licensee and each of its Sub-licensees
                shall cease any further Use of PrimeCare V9 or any portion thereof, whereupon Licensee, and each such Sub-licensees shall forthwith return the same and all copies thereof to Licensor; and

                        (ii) Licensor may cease performance of all
                of Licensor's obligations hereunder, without any liability to Licensee.

                (c) The Agreement, and the License shall automatically terminate if Licensee, or any of its Sub-licensees, uses the Software in any manner not expressly permitted hereunder.

                (d) Licensor's foregoing rights and remedies shall be cumulative and in addition to all other rights and remedies available to Licensor in law or in equity.

        13. Limitation of liability. IN NO EVENT SHALL LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF
CONSULTANTS BE LIABLE TO LICENSEE FOR ANY:

                (a) DAMAGES RESULTING DIRECTLY OR INDIRECTLY FROM, OR RELATED TO, ANY FAILURE OF PRIMECARE V9, INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, OR DELAY OF THE LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS IN THE DELIVERY OF PRIMECARE V9, OR IN THE PERFORMANCE OF SERVICES THEREUNDER.

                (b) DIRECT OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF, OR RELATED IN ANY WAY TO, THIS SOFTWARE LICENSE AGREEMENT, THE LICENSE GRANTED THEREUNDER, OR THE PERFORMANCE OR BREACH THEREOF, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. LIABILITY OF LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS TO LICENSEE HEREUNDER, IF ANY, SHALL IN NO EVENT EXCEED THE TOTAL OF THE LICENSE FEES PAID BY LICENSEE HEREUNDER TO LICENSOR DURING THE PERIOD CORRESPONDING TO WHEN SUCH LIABILITY ACCRUED.

        14. Assumption of Risk and Liability. THE LICENSEE, FOR ITSELF AND FOR EACH OF ITS SUB-LICENSEES, HEREBY ASSUMES ALL RISKS ASSOCIATED WITH, AND/OR ARISING FROM, THE LICENSEE'S, OR ITS SUB-LICENSEES, USE OF PRIMECARE V9. THE LICENSEE, FOR ITSELF AND FOR EACH OF ITS SUB-LICENSEES, HEREBY RELEASES AND INDEMNIFIES LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS FROM ANY AND ALL LIABILITY, AND SHALL REIMBURSE LICENSOR, ITS AGENTS, DEALERS, EMPLOYEES AND CONSULTANTS ON DEMAND, FOR ANY, AND ALL, COSTS AND EXPENSES (INCLUDING ATTORNEY'S FEES AND EXPENSES) WHICH LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS MAY INCUR, AS THE RESULT OF ANY CLAIMS ASSOCIATED WITH, AND/OR ARISING FROM, EITHER THE USE BY LICENSEE OR A USER OF PRIMECARE V9 OR FROM THE ENFORCEMENT OF THIS AGREEMENT.

        LICENSEE FOR ITSELF AND FOR EACH OF ITS SUB-LICENSEES, AGREES THAT NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY LICENSEE MORE THAN SIX (6) MONTHS AFTER LICENSEE KNEW OR SHOULD HAVE KNOWN OF THE OCCURRENCE OF THE EVENTS WHICH GAVE RISE TO THE CAUSE OF ACTION.

        LICENSEE, FOR ITSELF, FOR EACH OF ITS SUB-LICENSEES OR USER UNDERSTAND AND AGREE THAT THE LIMITATION OF THE LIABILITY OF LICENSOR, ITS AGENTS, DEALERS, OFFICERS, DIRECTORS, EMPLOYEES AND MEDICAL STAFF CONSULTANTS, STATED ABOVE, REPRESENTS A DELIBERATE ALLOCATION OF RISK WHICH AFFECTS THE PRICE OF PRIMECARE V9. WITHOUT THIS EXCULPATION OF LIABILITY THE PRICE CHARGED BY LICENSOR WOULD NECESSARILY BE MUCH GREATER. BY THE USE OF PRIMECARE V9, LICENSEE AND EACH USER EXPRESSLY ACCEPTS THE ABOVE DISCLAIMERS OF LIABILITY.

        15. Miscellaneous.

                (a) This Agreement, together with the schedules and exhibits annexed hereto, is the sole agreement between the parties relating to the subject matter hereof, and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, of either party. This Agreement may be amended, modified or changed only by a prior written instrument signed by the party against whom it is sought to be enforced.

                (b) This Agreement and the License granted hereunder may not be transferred or assigned by Licensee without the prior written consent of Licensor.

                (c) This Agreement shall be interpreted in accordance with the substantive laws of the State of New York, U.S.A.,without giving effect to the conflict of law provisions thereof, and each party hereby grants jurisdiction over their person to the federal and State courts located in Westchester County, State of New York, U.S.A..

                (d) In the event that any third party alleges or claims that the Software infringes upon an intellectual property right, then in that event, Licensee shall promptly notify Licensor of such allegation or claim.

                (e) No waiver of any performance or breach of any provision of this Agreement shall constitute a waiver of any other breach of that, or any other provision. No delay or failure on the part of any party in exercising any rights under this Agreement (and no partial or single exercise thereof) shall constitute a waiver of such rights, or of any other rights, under this Agreement.

                (f) In the event of a conflict between the terms of this Agreement and any provision of any other instrument which is not specifically identified as an amendment to this Agreement, even though signed by duly authorized officers or representatives of all parties, the terms of this Agreement shall control.

                (g) No provision of this Agreement shall be deemed waived, amended or modified by any party unless such waiver, amendment or modification shall be in writing and signed by a duly authorized officer or representative of the party against whom it is sought to enforce the waiver, amendment or modification.

                (h) In the event that any one or more provisions contained in this Agreement, for any reason, should be held to be unenforceable in any respect under the laws of the United States, or of any State of the United States, or of any foreign government (including Argentina, Brazil, Chile, Paraguay, and Uruguay), such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed in the applicable jurisdiction as if such unenforceable provision had not been contained herein.

                (i) The headings in this Agreement are inserted for convenience only, and shall not form a part of this Agreement or affect the meaning or interpretation of this Agreement or any provision hereof.

        16. Notices. Any notice or other communication given under this Agreement to any party shall be in writing and shall be delivered, or mailed, to it at its address as hereinafter specified, provided that any party may, by a similar notice, designate a change of address for such party. Any such notice, if mailed properly addressed, postage prepaid, shall be deemed given fifteen (15) days after it had been deposited in the United States or Argentine mail, by certified or registered mail, return receipt requested (or the Argentinian equivalent thereof). Without limiting any of the foregoing, a notice sent by telegram, confirmed facsimile or cable by any authorized officer or authorized representative of a party shall be deemed given upon receipt thereof. Whenever any party is required to take action within a specified time period after receipt of notice, the time period for taking such action shall be measured three (3) days from the giving of such notice, if by mail, or from the receipt of such telegram, confirmed facsimile or cable.

   Until further notice, notice sent to the following addresses shall be proper:

     If to Licensor:            PrimeCare Systems, Inc.
                 56 Harrison Street, Suite 501
                 New Rochelle, NY, U.S.A. 10801

                 Att: President

     If to Licensee:            Telemedica S.A.
                 Santa Fe 2534 Segundo A
                 (1425) Buenos Aires, Argentina

                 Att: President

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

PRIMECARE SYSTEMS, INC.                                  TELEMEDICA SRL
Licensor                                                 Licensee


By:    /s/ Robert A. Shiver                              By:    /s/
Nathan Nebbe


     Robert A. Shiver, President                            Nathan
Nebbe, President






                              SCHEDULE A

FEES: The Fees for the License granted pursuant to Section 2 of the Agreement, and for the support services provided for under Section 4 of the Agreement, shall consist of an amount equal to twenty-five (25%) percent of the gross fees charged by Licensee to each and every Sub-licensee for use of the Software during the first three years of the Term of this Agreement, or in the alternative, until the gross revenues of Licensee derived from Sub-licensees in any year of the Term exceeds four hundred thousand U.S. dollars (US$400,000.00), whichever occurs first, and thereafter, an amount equal to fifty (50%) percent of the gross fees charged by Licensee to each and every Sub-licensee for use of the Software. Licensee agrees that the fee to be charged to a Sub-licensee shall be not less than four US dollars (US$4) per annum, per patient of each Sub-licensee, without regard to whether the patient or Sub-licensee uses the software during that year, unless Licensor agrees, in writing, to a lower fee.